UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021 (February 22, 2021)

ISUN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378
(Registrant’s telephone number, including area code)

THE PECK COMPANY HOLDINGS, INC. 4050 Williston Road, Suite 511, South Burlington, Vermont 05403
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on January 5, 2021 iSun, Inc. (formerly known as The Peck Company Holdings, Inc.), a Delaware corporation (the “Company”), received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5620(a) (the “Annual Meeting Rule”), which required the Company to hold an annual meeting of shareholders no later than one year after the end of the Company’s fiscal year-end for continued listing on the NASDAQ Capital Market. The Notice was only a notification of deficiency, not of imminent delisting, and had no current effect on the listing or trading of the Company’s securities on the NASDAQ Capital Market.

The Notice stated that the Company had 45 calendar days to submit a plan to regain compliance with the Annual Meeting Rule. The Company submitted a plan to regain compliance with the Annual Meeting Rule on February 22, 2021 by Letter dated February 22, 2021 from Merritt & Merritt to Ms. Una Hahn, Listing Analyst. By Letter dated February 23, 2021 to Mr. Jeffrey Peck, CEO of the Company, Nasdaq granted the Company an extension until May 11, 2021 to regain compliance with the Annual Meeting Rule by the Company holding its 2020 Annual Meeting on May 11, 2021, as currently anticipated. Copies of the foregoing letters are filed as Exhibit 99.1 hereto.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Designation - On February 22, 2021, the Board of Directors of iSun, Inc. (the “Company”) and the holders of a majority of the Company’s Series A Convertible Preferred Stock, approved the First Amended and Restated Certificate of Designation of Preferred Stock of iSun Inc. Series A Convertible Preferred Stock (the “First Amended Certificate of Designation”) that amends and replaces in its entirety the Certificate of Designation of Preferred Stock of iSun Inc. Series A Convertible Preferred Stock dated April 28, 2020. The First Amended Certificate of Designation was filed with the Delaware Secretary of State on February22, 2021.

The First Amended Certificate of Designation designates two hundred thousand (200,000) shares of the Company’s authorized preferred share capital as Series A Convertible Preferred Stock (the “Series A”) and provides for certain preferences to holders of Series A. The Series A is convertible on a mandatory basis into shares of the Company’s Common Stock as soon as practicable after the date on which the closing price of the Company’s Common Stock is equal to or greater than $15.00 per share for any twenty (20) days within a thirty (30) days trading window. The Series A conversion rate is 1.851852. Pursuant to the First Amended Certificate of Designation, on February 22, 2021 the Company notified all holders of the Series A of the mandatory conversion of the Series A. A total of 370,370 shares of Common Stock have been issued pursuant to the conversion.

The foregoing summary of the First Amended Certificate of Designations qualified in its entirety by reference to the First Amended Certificate of Designation which is filed as Exhibit 3.1 hereto.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On February 25, 2021, the Company held a Special Meeting of Stockholders (the “Special Meeting’) to approve the Company’s 2020 Equity Incentive Plan, as amended (the “Plan”) The Company had previously provided Notice of the Special Meeting and a Proxy Statement dated February 2, 2021. At the Special Meeting a total of 2,845,153 shares of Common Stock were present in person or represented by proxy, constituting a quorum. A total of 2,800,601 shares of Common Stock voted in favor of the proposal to adopt the Plan, 19,470 shares voted against the proposal and 25,082 shares abstained. As a majority of the shares representing a quorum voted in favor of the proposal, the proposal was approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	First Amended and Restated Certificate of Designation, Preferences and Rights of Preferred Stock of iSun, Inc.

99.1	Letter dated February 22, 2021 from Merritt & Merritt to Ms. Una Hahn, Listing Analyst and Letter dated February 23, 2021 from Ms. Hahn to Mr. Jeffrey Peck

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2021

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer